Exhibit 4.9

FORM OF 9.50% NEW POMESSM

The issue of the Guaranty of this Note was approved by the Ministry of Finance and Public Credit of Mexico on November 16, 2004 pursuant to Official Communication No. 305-I.2.1-1180 and has been given Registration No. 74-2004-FPG.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A U.S. GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 3.05(a) OF THE INDENTURE.

PEMEX PROJECT FUNDING MASTER TRUST

U.S. $[    ]

9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due

2027

Unconditionally and Irrevocably Guaranteed by

PETROLEOS MEXICANOS

(A Decentralized Public Entity of the

Federal Government of the United Mexican States)

REGISTERED

NO.[    ]

The following summary of terms is subject to the information set forth on the reverse hereof and Schedule I hereto.

PRINCIPAL AMOUNT:	U.S. $[ ]

SPECIFIED CURRENCY:	U.S. dollars (“U.S. $” or “$”)

STATED MATURITY:	September 15, 2027

ISSUE DATE:	[ ]

CUSIP NO.:	706451BE0

INTEREST PAYMENT DATES:	March 15 and September 15 of each year, commencing September 15, 2005

PRINCIPAL PAYING AGENT AND TRANSFER AGENT:	Deutsche Bank Trust Company Americas, New York

PAYING AGENTS AND
TRANSFER AGENTS:	Deutsche Bank AG, London Branch Deutsche Bank Luxembourg S.A.

Pemex Project Funding Master Trust (herein called “Pemex Project Funding Master Trust” or the “Issuer,” which terms include any successor entity under the Indenture hereinafter referred to), a statutory trust organized under the laws of the State of Delaware, for value received, hereby promises, in accordance with and subject to the provisions set forth on the face and reverse hereof and in the Indenture referred to below, to pay to Cede & Co. or registered assigns, the principal amount of [    ] United States dollars (U.S. $[    ]) on September 15, 2027 (the “Maturity Date”), or on such earlier date as the same may become payable in accordance

F-2

with the terms hereof, and to pay interest thereon from March 15, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing September 15, 2005, at the rate of 9.50% per annum, until the principal amount hereof is paid or made available for payment.

Unless defined herein, capitalized terms used herein shall have the meanings assigned to them on the reverse hereof and in the indenture dated as of December 30, 2004 (the “Indenture”), among the Issuer, Petróleos Mexicanos, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which expression shall include any successor to Deutsche Bank Trust Company Americas, in its capacity as such).

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Dated: [    ]

PEMEX PROJECT FUNDING MASTER TRUST

by	THE BANK OF NEW YORK not in its individual capacity, but solely as Managing Trustee

By:
Name:	[ ]
Title:	[ ]

CERTIFICATE OF AUTHENTICATION

This is one of the series of Securities designated herein issued under the within-mentioned Indenture.

Dated: [    ]

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
Authorized Signatory

F-3

REVERSE OF NOTE

1. This Security is one of a duly authorized series of Securities of Pemex Project Funding Master Trust (the “Issuer”) designated as its 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027 (the “Securities”), issued and to be issued in accordance with an indenture, dated as of December 30, 2004 (herein called the “Indenture”), among the Issuer, Petróleos Mexicanos, as Guarantor (the “Guarantor”), and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), copies of which Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York and, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities represented hereby will be consolidated to form a single series with, and be fully fungible with, the U.S. $[    ] principal amount of 9.50% Guaranteed POMESSM due 2027 issued by the Issuer on [    ], 2005. The Securities are initially limited to an aggregate initial principal amount of U.S. $500,000,000 subject to increase as provided in Paragraph 10 below. Capitalized terms not otherwise defined herein or on the face of this Security shall have the meanings assigned to them in the Indenture.

The Securities are direct, unsecured and unsubordinated Public External Indebtedness (as defined in Paragraph 8 below) of the Issuer for money borrowed and will rank pari passu with each other and with all other present and future unsecured and unsubordinated Public External Indebtedness for money borrowed of the Issuer. The Securities are not obligations of, or guaranteed by, the United Mexican States (“Mexico”).

Each of the Securities will have the benefit of the unconditional guaranty endorsed hereon (the “Guaranty”) as to punctual payment when due of all amounts of principal of and interest (including Additional Amounts) on the Securities, and any other amounts payable by the Issuer under the Securities or the Indenture. The Guarantor’s payment obligations under the Guaranty and the Indenture will have the benefit of an unconditional guaranty as to payment of principal and interest (including Additional Amounts) jointly and severally from each of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (each, a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”), pursuant to a Guaranty Agreement, dated July 29, 1996 (the “Subsidiary Guaranty”), among the Guarantor and the Subsidiary Guarantors. The Guarantor has designated its Guaranty of each of the Securities and the Indenture as obligations of the Guarantor entitled to the benefits of the Subsidiary Guaranty, pursuant to certificates of designation, each dated [    ], 2005 (the “Certificates of Designation”).

The Securities are denominated in U.S. dollars. The Securities are issuable only in fully registered form, without interest coupons. The Securities are issuable in authorized denominations of U.S. $1,000 and integral multiples thereof.

2. (a) The Securities will bear interest from the date specified on the face hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the interest rate per annum specified on the face hereof, until the principal hereof has been paid or duly made available for payment. The interest on this Security shall be payable in arrears on each Interest Payment Date specified on the face hereof, and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Any payment on this Security due on any day which is not a Business Day in The City of New York or the place of payment need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such due date. “Business Day,” as used herein with respect to any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law to close in such location.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the 15th day (whether or not a Business Day) (the “Regular Record Date”) next preceding such Interest Payment Date; provided that interest payable on the Maturity Date will be payable to the person to whom principal shall be payable; and provided, further, that if this Security is a Global Security, any payment of interest on this Security shall be made to the applicable Depositary or its nominee, as the registered owner hereof. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

(c) Payment of principal and any interest due with respect to the Securities on the Maturity Date will be made in immediately available funds upon surrender of such Securities at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at the specified office of any other Paying Agent, provided that the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of principal and any interest in respect of this Security to be made other than on the Maturity Date or upon redemption will be made by check mailed on or before the due date for such payments to the address of the persons entitled thereto as they appear in the Security Register, provided that (i) the applicable Depositary, as Holder of the Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (ii) a Holder of U.S. $10,000,000 in aggregate principal or face amount of Securities having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such person to the Paying Agent in writing no later than the relevant Regular Record Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Security shall remain in effect with respect to any further payments with respect to such Security payable to such Holder.

3. (a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Trustee as its agent in the Borough of Manhattan, The City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities and registration of transfers of Securities. The Issuer reserves the right to vary or terminate the appointment of the Trustee as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York and, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, a Transfer Agent in Luxembourg.

(b) The transfer or exchange of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Trustee or any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. Upon such surrender of a Security for registration of transfer, the Issuer shall execute one or more new Securities of any authorized denominations and of a like form, tenor and terms and a like aggregate principal amount, the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees, such new Securities, dated the date of authentication thereof. At the option of the Holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like form, tenor and terms and a like aggregate principal amount upon surrender of the Securities to be exchanged at the office of any Transfer Agent or at the corporate trust office of the Trustee. Whenever any Securities are so surrendered for exchange, the Issuer and shall execute the Securities which the Holder making the exchange is entitled to receive, the Guarantor shall execute the Guaranty endorsed thereon, and the Trustee shall authenticate and deliver such Securities.

(c) Any registration of transfer or exchange will be effected upon the Transfer Agent or the Trustee, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with any Transfer Agents and the Trustee.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, each Subsidiary Guarantor, the Trustee and any agent of the Issuer, the Guarantor, any Subsidiary Guarantor or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Issuer, the Guarantor, any Subsidiary Guarantor, the Trustee nor any such agent shall be affected by any notice to the contrary.

4. The Issuer shall pay to the Trustee at its principal office in the Borough of Manhattan, The City of New York, on or prior to 11:00 a.m., New York City time, on each Interest Payment Date, any redemption date and at the Maturity Date of the Securities, in such amounts sufficient (with any amounts then held by the Trustee and available for the purpose) to pay the interest on, the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on, and the principal of, the Securities due and payable on such Interest Payment Date, redemption date or Maturity Date, as the case may be. The Trustee shall apply the amounts so paid to it to the payment of such interest, redemption price and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Trustee for the payment of the principal of or interest on any Securities and remaining unclaimed at the end of two years after such principal or interest shall have become due and payable (whether on the Maturity Date, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Trustee with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and interest on each Security as the same shall become due. Notwithstanding the foregoing, the right of the Holders to receive any payment of principal of (whether on the Maturity Date, upon call for redemption or otherwise) or interest on the Securities will become void at the end of five years after the due date for such payment.

5. (a) The Issuer will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Indenture or the issuance of this Security. Except as otherwise provided herein, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

(b) The Issuer, or, in the case of a payment by the Guarantor or a Subsidiary Guarantor, such Guarantor or Subsidiary Guarantor, will pay to the Holder of this Security such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Issuer, the Guarantor or a Subsidiary Guarantor on this Security after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Mexico or any political subdivision or taxing authority thereof or therein (“Mexican Withholding Taxes”), will not be less than the amount then due and payable on this Security. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Mexican Withholding Taxes that would not have been imposed or levied on the Holder of this Security but for the existence of any present or former connection between such Holder and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (A) being or having been a citizen or resident thereof, (B) maintaining or having maintained an office, permanent establishment or branch therein, or (C) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, this Security; (ii) except as otherwise provided, any estate, inheritance, gift, sales, transfer or personal property or similar tax, assessment or other governmental charge; (iii) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by such Holder to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (A) the first payment date with respect to which the Issuer, the Guarantor or a Subsidiary Guarantor shall apply this clause (iii) and, (B) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Issuer, the Guarantor or a Subsidiary Guarantor, as the case may be, shall have notified the Trustee in writing that the Holders of Securities will be required to provide such certification, identification, information or documentation, declaration or other reporting; (iv) any Mexican Withholding Taxes imposed at a rate in excess of 4.9% in the event that such Holder has failed to provide on a timely basis, at the reasonable request of the Issuer, information or documentation (not described in clause (iii) above) concerning such Holder’s eligibility for benefits under an income tax treaty that is in effect to which Mexico is a party that is necessary to determine the appropriate rate of deduction or withholding of Mexican taxes under any such treaty; (v) any Mexican Withholding Taxes that would not have been so imposed but for the presentation by such Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (vi) any payment on this Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security; or (vii) any withholding tax or deduction imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union. All references in this Security or in the Indenture to principal of and interest on the Securities shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in this paragraph (b).

(c) Notwithstanding the foregoing, the limitations on the Issuer’s, the Guarantor’s and the Subsidiary Guarantors’ obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (iii) and (iv) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of this Security (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice. In addition, the limitations on the Issuer’s, the Guarantor’s and the Subsidiary Guarantors’ obligation to pay Additional Amounts set forth in clauses (iii) and (iv) above shall not apply if Article 195, Section II, paragraph a) of the Mexican Income Tax Law, or a substantially similar successor of such provision is in effect, unless (A) the provision of the certification, identification, information, documentation, declaration or other evidence described in clauses (iii) and (iv) is expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph a) (or a substantially similar successor of such provision), the Issuer, the Guarantor or the applicable Subsidiary Guarantor cannot obtain such certification, identification, information, documentation, declaration or evidence, or satisfy any other reporting requirements, on its own through reasonable diligence and the Issuer, the Guarantor or the applicable Subsidiary Guarantor otherwise would meet the requirements for application of Article 195, Section II, paragraph a) (or such successor of such provision) or (B) in the case of a Holder or beneficial owner of a Security that is a pension fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Article 195, Section II, paragraph a) if the information, documentation or other evidence required under clause (iv) above were provided. In addition, clauses (iii) and (iv) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other Holder or beneficial owner of this Security register with the Ministry of Finance and Public Credit of Mexico for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

(d) The Issuer, the Guarantor or a Subsidiary Guarantor, as the case may be, will, upon written request, provide the Trustee, the Holders and the Paying Agents with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which such Issuer, Guarantor or Subsidiary Guarantor has withheld or deducted in respect of any payments made under or with respect to the Securities, the Guaranty or the Subsidiary Guaranty, as the case may be.

(e) In the event that Additional Amounts actually paid with respect to this Security are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the Holder of this Security, and, as a result thereof, such Holder is entitled to make a claim for a refund or credit of such excess, then such Holder shall, by accepting this Security, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer, the Guarantor or the applicable Subsidiary Guarantor, as the case may be. However, by making such assignment, the Holder makes no representation or warranty that the Issuer, the Guarantor or the applicable Subsidiary Guarantor, as the case may be, will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

6. (a) The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, at par, together with, if applicable, interest accrued to but excluding the date fixed for redemption, on giving not less than 30 nor more than 60 days’ notice to the Holders of the Securities (which notice shall be irrevocable), if (i) the Issuer or the Guarantor certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts in excess of the Additional Amounts that it would be obligated to pay if payments (including payments of interest) on the Securities (or payments under the Guaranties with respect to interest on the Securities) were subject to Mexican Withholding Tax at a rate of 10%, as a result of any change in, amendment to, or lapse of, the laws, rules or regulations of Mexico or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, rules or regulations, which change or amendment becomes effective on or after the date of issuance of the Securities and (ii) prior to the publication of any notice of redemption, the Issuer or the Guarantor shall deliver to the Trustee an Officer’s Certificate stating that the obligation referred to in (i) above cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (i) above in which event it shall be conclusive and binding on the Holders of the Securities; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated but for such redemption to pay such Additional Amounts were a payment in respect of the Securities then due and, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b) The Issuer, the Guarantor or any Subsidiary Guarantor may at any time purchase Securities at any price in the open market or otherwise. Securities so purchased by the Issuer, the Guarantor or any Subsidiary Guarantor may be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Trustee for cancellation.

7. (a) The Securities are repayable, in whole or in part in any authorized denomination, on March 15, 2006 (the “Optional Repayment Date”) at a price of 100% of the principal amount thereof (the “Optional Repayment Price”), together with interest accrued to the Optional Repayment Date, at the option of the respective Holders thereof; provided that such Holders timely elect to exercise such repayment option in accordance with the procedures set forth below. In order to exercise such repayment option, the Trustee must receive from the Holder of such Security within the period commencing on January 16, 2006 and ending at the close of business on February 15, 2006, (i) appropriate wire transfer instructions and (ii) either (A) in the case of Securities represented by a Global Security, (1) a copy of the prospectus relating to such Security, together with the form entitled “Option to Elect Repayment,” the form of which is annexed hereto, duly completed and instructions to the Trustee for the Depositary to surrender such Holder’s interest in such Global Security or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Global Security and the principal amount of such Global Security to be repaid, the CUSIP number or ISIN number, as the case may be, or a description of the terms of such Global Security, a statement that the option to elect repayment is being exercised thereby and a guaranty that the form entitled “Option to Elect Repayment” duly completed, together with the prospectus relating to such Global Security, will be received by the Trustee and that instructions for the Depositary to surrender such Holder’s interest in such Global Security will be received by the Trustee, in each case not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such prospectus and form duly completed must be received by the Trustee by such fifth Business Day or (B) in the case of definitive Securities, (i) the definitive Security with the form entitled “Option to Elect Repayment” on the reverse of the Security duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Security and the principal amount of such Security to be repaid, the certificate number or a description of the terms of such Security, a statement that the option to elect repayment is being exercised thereby and a guaranty that such Security with the form entitled “Option to Elect Repayment” on the reverse of such Security duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Security and form duly completed must be received by the Trustee by such fifth Business Day.

(b) On or before the Optional Repayment Date, the Issuer will deposit with the Trustee or with one or more paying agents an amount of money sufficient to repay on the Optional Repayment Date all of the Securities noticed for repayment at the Optional Repayment Price thereof. Upon receipt by the Trustee on behalf of a Holder of the Optional Repayment Price, such Securities and any interest of such Holder therein (other than interest accrued but unpaid through the applicable Optional Repayment Date) shall cease to be outstanding on such Optional Repayment Date and the Issuer shall have no further obligation with respect to such Securities.

(c) The Securities are mandatorily exchangeable on March 15, 2006 (the “Mandatory Exchange Date”) for an equal principal amount of the Issuer’s 9.50% Global Guaranteed Bonds due 2027 (the “2027 Bonds”) in accordance with the procedures set forth below; provided that the Securities of Holders that have timely elected to have such Securities repaid on the Optional Repayment Date shall not be mandatorily exchanged for the 2027 Bonds.

(d) On the Mandatory Exchange Date, the Issuer will issue and deliver to the Trustee, for delivery to Holders whose Securities are to be exchanged for 2027 Bonds, a principal amount of 2027 Bonds equal to the principal amount of Securities mandatorily exchanged. The 2027 Bonds issued on the Mandatory Exchange Date will have the same terms and conditions as, will constitute a further issuance of and will be consolidated to form a single series with, the Issuer’s outstanding 2027 Bonds.

8. If any of the following events (each, an “Event of Default”) occurs and is continuing, the Trustee, if so requested in writing by Holders of at least 20% in principal amount of the Securities then outstanding, shall give notice to the Issuer and the Guarantor that the Securities are, and they shall immediately become, due and payable at their principal amount together with accrued interest:

(a) Non-Payment: default is made in payment of principal (or any part thereof) of or any interest on, any of the Securities when due and such failure continues, in the case of non-payment of principal for seven days, and of interest for fourteen days after the due date; or

(b) Breach of Other Obligations: the Issuer or the Guarantor defaults in performance or observance of or compliance with any of its other obligations set out in the Securities or the Guaranties or (insofar as it concerns the Securities or the Guaranties) the Indenture which default is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such default shall have been given to the Issuer, the Guarantor and the Subsidiary Guarantors by the Trustee; or

(c) Cross-Default: default by the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries (as defined below) or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries in the payment of the principal of, or interest on, any Public External Indebtedness (as defined below) of, or guaranteed by, the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries, in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

(d) Enforcement Proceedings: a distress or execution or other legal process is levied or enforced or sued out upon or against any substantial part of the property, assets or revenues of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries and is not discharged or stayed within 60 days of having been so levied, enforced or sued out; or

(e) Security Enforced: an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries; or

(f) Insolvency: the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries becomes insolvent or is generally unable to pay its debts as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator, receiver or similar officer of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries or the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries or takes any proceeding under any law for a readjustment or deferment of its obligations or any part of them for insolvency, bankruptcy, concurso mercantil, reorganization, dissolution or liquidation or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors or stops or threatens to cease to carry on its business or any substantial part of its business; or

(g) Winding-up: an order is made or an effective resolution passed for winding up the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries; or

(h) Moratorium: a general moratorium is agreed or declared in respect of any External Indebtedness (as defined below) of the Issuer, the Guarantor or any of the Guarantor’s Material Subsidiaries or the Subsidiary Guarantors or any of them or any of their respective Material Subsidiaries; or

(i) Authorization and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Securities or the Indenture, (ii) to enable the Guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the Guaranties relating to the Securities, the Indenture or the Subsidiary Guaranty Agreement in relation to the Securities and the related Guaranties, (iii) to enable any of the Subsidiary Guarantors lawfully to enter into, perform and comply with its obligations under the Subsidiary Guaranty Agreement in relation to the Securities, the related Guaranties or the Indenture and (iv) to ensure that those obligations are legally binding and enforceable, is not taken, fulfilled or done within 30 days of its being so required; or

(j) Illegality: it is or becomes unlawful for (i) the Issuer to perform or comply with one or more of its obligations under any of the Securities or the Indenture, (ii) the Guarantor to perform or comply with any of its obligations under the Indenture, the Guaranties or the Subsidiary Guaranty Agreement with respect to the Securities, the related Guaranties or the Indenture, or (iii) the Subsidiary Guarantors or any of them to perform or comply with one or more of its obligations under the Subsidiary Guaranty Agreement with respect to the Securities, the related Guaranties or the Indenture; or

(k) Control: the Guarantor ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the Guarantor or any Subsidiary Guarantor; or the Issuer, the Guarantor or any of the Subsidiary Guarantors is dissolved, disestablished or suspends its respective operations, and such dissolution, disestablishment or suspension of operations is material in relation to the business of the Issuer, the Guarantor and the Subsidiary Guarantors taken as a whole; or the Guarantor and the Subsidiary Guarantors cease to be the entities which have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production; or the Issuer ceases to be controlled by the Guarantor; or

(l) Disposals:

(i) the Guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) other than (A) solely in connection with the implementation of the Organic Law or (B) to a Subsidiary Guarantor; or

(ii) any Subsidiary Guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) and such cessation, sale, transfer or other disposal is material in relation to the business of the Guarantor and the Subsidiary Guarantors taken as a whole; or

(m) Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (d) to (g) above; or

(n) Guaranties: the Guaranties or the Subsidiary Guaranty Agreement is not (or is claimed by the Guarantor or any of the Subsidiary Guarantors not to be) in full force and effect.

“External Indebtedness” means Indebtedness which is payable, or at the option of its holder may be paid, (i) in a currency or by reference to a currency other than the currency of Mexico, (ii) to a person resident or having its head office or its principal place of business outside Mexico and (iii) outside the territory of Mexico.

“Guarantee” means any obligation of a person to pay the Indebtedness of another person, including without limitation:

(i) an obligation to pay or purchase such Indebtedness; or

(ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; or

(iii) any other agreement to be responsible for such Indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material Subsidiaries” means, at any time, each of the Subsidiary Guarantors and any Subsidiary of the Guarantor or any of the Subsidiary Guarantors having, as of the end of the most recent fiscal quarter of the Guarantor, total assets greater than 12% of the total assets of the Guarantor, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis.

“Public External Indebtedness” means any External Indebtedness which is in the form of, or represented by, notes, bonds or other securities which are for the time being quoted, listed or ordinarily dealt in on any stock exchange.

“Subsidiary” means, in relation to any person, any other person (whether or not now existing) which is controlled directly or indirectly by, or more than 50 percent of whose issued equity share capital (or equivalent) is then held or beneficially owned by, the first person and/or any one or more of the first person’s Subsidiaries, and “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

After any such acceleration has been made, but before a judgment or decree for the payment of money due based on acceleration has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Securities then outstanding may rescind and annul such acceleration if all Events of Default, other than the non-payment of the principal of the Securities that have become due solely by such declaration of acceleration have been cured or waived as provided in the Indenture.

9. (a) The Indenture permits, with certain exceptions as therein provided, amendments, modifications and supplements of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities under the Indenture and the Securities at any time to be made by the Issuer, the Guarantor and the Trustee with the consent of the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture or the Securities and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

(b) For purposes of voting on amendments, waivers, modifications, acceleration and other actions by the Holders of the Securities, the Securities will be considered a single series with the Issuer’s 9.50% Guaranteed POMESSM due 2027 issued on December 30, 2004.

10. The Issuer may from time to time without the consent of any Holder of Securities create and issue additional notes having the same terms and conditions as Securities previously issued (or the same except the first payment of interest or the issue price), which additional notes may be consolidated to form a single series with the outstanding Securities; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the Securities have as of the date of the issue of such additional notes.

11. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer or the Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Security (as such Securities may be amended, modified, supplemented or waived, as provided in the Indenture) at the times, place and rate, and in the coin or currency, herein prescribed.

12. The Bank of New York is executing this Security not in its individual capacity but solely as Managing Trustee of the Issuer and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Guarantor hereunder, as to which recourse shall be had solely to the assets of the Issuer or the Guarantor, and under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness due under this Security. This Security does not represent interests in or obligations of The Bank of New York.

13. THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

***

GUARANTY

1. The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether on the Maturity Date, upon redemption, upon acceleration or otherwise, of all payments of principal of and interest (including Additional Amounts) on the Securities, and any other amounts payable by the Issuer under the Securities or the Indenture (the “Obligations”). If the Issuer shall fail to pay punctually any Obligation, the Guarantor shall forthwith pay such Obligation when and as the same shall be due and payable to the person entitled thereto in the manner specified in the Securities or the Indenture. All payments hereunder shall be made in currency specified in the Securities in same day funds (or such other funds as may, at the time of payment, be customary for the settlement in New York City of international banking transactions in the such currency) as if such payment were made by the Issuer in accordance with the terms of the Securities and the Indenture.

2. The obligations of the Guarantor set forth herein shall constitute a guaranty of payment and not of collection, and shall be absolute and unconditional. This Guaranty shall be continuing and remain in full force and effect and be binding upon the Guarantor and its successors and assigns and inure to the benefit of the Holders of the Securities and the Trustee (each, a “Beneficiary,” and collectively, the “Beneficiaries”) until all Obligations of the Issuer have been discharged in full. The Guarantor hereby waives, to the extent permitted by applicable law, all claims of waiver, exchange, release, surrender, alteration or compromise and all set-offs, counterclaims and recoupments which it may have or assert against the Beneficiaries. The Guarantor hereby waives promptness, diligence, presentment, demand for payment, notice of acceptance of this Guaranty, protest of any kind whatsoever, any requirement that a Beneficiary exhaust any right or take any action against the Issuer or any other person or entity or any property or collateral, as well as any right to require a proceeding first against the Issuer or the Issuer’s property or the exercise by a Holder of the Securities of its rights upon the occurrence and continuation of an Event of Default.

3. This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guaranty is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

4. The obligations of the Guarantor to the Beneficiaries pursuant to this Guaranty and the Indenture, and the rights of the Guarantor with respect thereto, are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of this Guaranty, which are incorporated herein by reference and made a part hereof.

5. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

THIS GUARANTY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION BY THE GUARANTOR OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF MEXICO.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed.

Dated: [    ]

PETROLEOS MEXICANOS

By:
Name:
Title:

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor)

TEN ENT -	as tenants by the entireties	Under Uniform Gifts
to Minors

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

__________________________________________________________________________________________________________________________________________
the within note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said note on the books of Pemex Project Funding Master Trust, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

R-16